Exhibit 10.8

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of November 17, 2014 (this “Agreement”), is entered into among Phillips Edison – ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Phillips Edison – ARC Shopping Center REIT Inc. (the “Parent Entity”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    The Borrower, the Parent Entity, the other guarantors party thereto, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of December 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

B.    The Borrower has notified that Administrative Agent and the Lenders that the calculation of Tangible Net Worth provided by the Borrower for the fiscal quarters ending December 31, 2013, March 31, 2014 and June 30, 2014 was inaccurate;

C.    The Borrower has requested that the Lenders agree to waive any Default or Event of Default arising from the provision of inaccurate calculations of Tangible Net Worth for the fiscal quarters ending December 31, 2013, March 31, 2014 and June 30, 2014 (the “Specified Events of Default”); and

D.    The Borrower has also requested that the Lenders agree to increase the Aggregate Revolving Commitments and make certain other amendments to the Credit Agreement.

E.    The Lenders have agreed to increase the Aggregate Revolving Commitments, waive the Specified Events of Default and make certain other amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

F.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.    Waiver. Subject to the other terms and conditions of this Agreement, the Lenders hereby agree to waive the Specified Events of Default. The above waiver shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 8.11(d) of the Credit Agreement for any future periods or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document. The waiver is a one-time waiver and limited solely to the specific waiver identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

2.    Amendments. The Credit Agreement is hereby amended as follows:

(a)In the preamble to the Credit Agreement, the reference to “$350,000,000” is hereby replaced with a reference to “$700,000,000”.

(b)The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders as adjusted from time to time pursuant to this Agreement. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is SEVEN HUNDRED MILLION DOLLARS ($700,000,000).

(c)In the definition of “Capitalization Rate” in Section 1.01 of the Credit Agreement the reference to “seven and one-quarter percent (7.25%)” is hereby replaced with a reference to “seven percent (7.00%)”.

(d)The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means, for the Consolidated Group, without duplication, the sum of (a) Net Income of the Consolidated Group, in each case, excluding (i) any non-recurring, extraordinary and unusual charges, expenses, gains and losses for such period (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, tender offer, lease termination, business combination, acquisition, exchange, listing or delisting, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed), (ii) any income or gain and any loss in each case resulting from early extinguishment of indebtedness and (iii) any net income or gain or any loss resulting from a swap or other derivative contract (including by virtue of a termination thereof), plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense, (ii) income taxes, (iii) depreciation and amortization, (iv) adjustments as a result of the straight lining of rents, (v) amortization of above and below market lease adjustments and market debt adjustments, (vi) amortization of deferred financing costs, all as determined in accordance with GAAP and (vii) the Unused Fee, plus (c) the Consolidated Group Pro Rata Share of the above attributable to interests in Unconsolidated Affiliates.

(e)The definition of “Dividend Payout Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Dividend Payout Ratio” means, for any four fiscal quarter period, the ratio of (a) an amount equal to (i) one hundred percent (100%) of all dividends or other distributions paid, direct or indirect, on account of any Equity Interests of the Parent Entity (except (x) for dividends or other distributions payable solely in shares of that class of Equity Interest to the holders of that class and (y) in connection with any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity) during such four fiscal quarter period, less (ii) any amount of such dividends or distributions constituting Dividend Reinvestment Proceeds, to (b) Funds From Operations of the Consolidated Group for such four fiscal quarter period.

(f)The proviso at the end of the definition of “Eurodollar Base Rate” is hereby amended and restated in its entirety to read as follows:

“provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; and provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(g)The definition of “Funds from Operations” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Funds from Operations” means, with respect to any Person for any period, an amount equal to (a) the Net Income of such Person for such period, computed in accordance with GAAP, excluding gains and losses from sales of depreciated property other than out lot sales, non-cash impairment charges, gains and losses from extinguishment of debt, amortization of above and below market lease adjustments and market debt adjustments, other non-cash charges, and gains from Swap Contracts, plus (b) depreciation and amortization and noncash amortization of transaction expenses arising from the creation of new investment funds, and after adjustments for unconsolidated partnerships and joint ventures; provided, that (x) adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis, (y) Funds from Operations shall be reported in accordance with the NAREIT policies unless otherwise agreed to above in this definition and (z) acquisition costs incurred by the Borrower in connection with the acquisition of real property assets and transaction costs incurred by the Borrower in connection with any exchange listing or delisting and/or tender offer, in each case, shall be excluded from the calculation of Funds from Operations.

(h)The definition of “Tangible Net Worth” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total equity (including, without limitation, redeemable Equity Interests) determined in accordance with GAAP, minus (b) all intangible assets determined in accordance with GAAP, plus (c) all depreciation determined in accordance with GAAP.

(i)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to this Agreement dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means November 17, 2014.

(j)Each reference to “Investment Affiliate” in the Credit Agreement shall be replaced with a reference to “Unconsolidated Affiliate”.

(k)In Section 2.02(a) of the Credit Agreement:

(i)    In the fourth sentence, the reference to “$2,000,000” is hereby replaced with a reference to “$1,000,000” and the reference to “$500,000” is hereby replaced with a reference to “$100,000”.

(ii)    In the fifth sentence, the reference to “$500,000” is hereby replaced with a reference to “$100,000”.

(l)Section 2.05(a)(i)(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(C) any such prepayment of LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding;”

(m)Section 2.05(a)(i)(D) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding.”

(n)In Section 2.16(a) of the Credit Agreement:

(i)In clause (ii) the reference to “$250,000,000” is hereby replaced with a reference to “$300,000,000”.

(ii)     In clause (iii) the reference to “$600,000,000” is hereby replaced with a reference to “$1,000,000,000”.

(o)The following clause (h) is hereby added immediately following clause (g) in Section 3.01:

(h)    For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the Second Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(p)Section 8.11(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)    Minimum Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any fiscal quarter of the Consolidated Group, to be less than the sum of (i) seventy-five percent (75%) of Tangible Net Worth as of the Second Amendment Effective Date, plus (ii) an amount equal to seventy percent (70%) of the aggregate increases in Shareholders’ Equity of the Consolidated Group occurring subsequent to the Second Amendment Effective Date by reason of the issuance and sale of Equity Interests of the Consolidated Group (other than any Dividend Reinvestment Proceeds), including upon any conversion of debt securities of the Parent Entity or the Borrower into such Equity Interests, minus (iii) the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity subsequent to the Second Amendment Effective Date and on or prior to the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained the Investment Grade Rating (the sum of (i) plus (ii) minus (iii), “Minimum Tangible Net Worth”); provided that following the date that the Parent Entity obtains an Investment Grade Rating, the requirement pursuant to this Section 8.11(d) shall be a fixed number based on the Minimum Tangible Net Worth required as of the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained the Investment Grade Rating  minus the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity after the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained the Investment Grade Rating.

(q)Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as shown on Schedule 2.01 attached hereto.

3.    Effectiveness; Conditions Precedent. This Agreement shall be effective as of the date hereof when all of the conditions set forth in this Section 3 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)    Execution and Delivery of Agreement.    The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders, each Lender that is providing a new Revolving Commitment or increasing its Revolving Commitment in connection with the increase to the Aggregate Revolving Commitments and the Administrative Agent.

(b)    Joinder Agreement. Receipt by the Administrative Agent of a joinder agreement duly executed by each Lender that is providing a new Revolving Commitment in connection with the increase to the Aggregate Revolving Commitments, in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(d)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of such certificates of resolutions or other action of each Loan Party as the Administrative Agent may require evidencing the capacity of each Loan Party to enter into this Agreement.

(e)    Fees/Expenses.    The Borrower shall have paid all fees and expenses, if any, owed by the Borrower to the Administrative Agent, its counsel or any Lender.

4.    Ratification of Credit Agreement. Each of the Loan Parties acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

5.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b)    This Agreement has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally;

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement;

(d)    The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of such Person’s Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to such Person except, in the case referred to in this clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e)    After giving effect to this Agreement, the representations and warranties of the Borrower and each other Loan Party set forth in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement; and

(f)    After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

6.    Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or .pdf shall be effective as an original.

7.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.    Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. This Agreement shall be considered a Loan Document from and after the date hereof. The Loan Parties intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Loan Parties to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership
By:
Name:
Title:
PARENT ENTITY: PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.,
a Maryland corporation

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
PHILLIPS EDISON

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SECOND AMENDMENT TO CREDIT AGREEMENT
PHILLIPS EDISON

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SECOND AMENDMENT TO CREDIT AGREEMENT
PHILLIPS EDISON

__________________________________,
as a Lender

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
PHILLIPS EDISON

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolver Commitment	Applicable Percentage of Revolver Commitment
BANK OF AMERICA, N.A.	$100,000,000	14.29%
KEYBANK NATIONAL ASSOCIATION	$100,000,000	14.29%
CITIBANK, N.A.	$100,000,000	14.29%
MUFG UNION BANK, N.A.	$66,250,000	9.46%
JPMORGAN CHASE BANK, N.A.	$66,250,000	9.46%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$66,250,000	9.46%
PNC BANK, NATIONAL ASSOCIATION	$66,250,000	9.46%
CAPITAL ONE BANK, NATIONAL ASSOCIATION	$35,000,000	5.00%
FIFTH THIRD BANK	$35,000,000	5.00%
ROYAL BANK OF CANADA	$35,000,000	5.00%
DEUTSCHE BANK AG NEW YORK BRANCH	$30,000,000	4.29%
Total	$700,000,000	100%

SECOND AMENDMENT TO CREDIT AGREEMENT
PHILLIPS EDISON